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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Polycom, Inc. (Exact Name of Registrant as Specified in Its Charter)
Delaware (State of Incorporation or Organization)	94-3128324 (I.R.S. Employer Identification Number)
1565 Barber Lane Milpitas, California 95035 (Address of Principal Executive Offices Including Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /x/

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
None.	None.
Securities to be registered pursuant to Section 12(g) of the Act:
Preferred Share Purchase Rights (Title of Class)

EXPLANATORY NOTE

        The purpose of this Amendment to Registration Statement on Form 8-A/A is to file the Registrant's Amended and Restated Certificate of Incorporation as Exhibit 2 hereto.

Item 2.    Exhibits.

  1.
  Preferred Shares Rights Agreement, dated as of July 15, 1998 and as amended March 2, 2001, between Polycom, Inc. and Fleet Bank, N.A. F/K/A BankBoston N.A., including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.(1)

  2.
  Amended and Restated Certificate of Incorporation of Polycom, Inc.

  3.
  Amended and Restated Bylaws of Polycom, Inc.(2)

(1)
Incorporated herein by reference to Exhibit 1 to the Registrant's Amendment to Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on March 2, 2001.

(2)
Incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

POLYCOM, INC.
Date: January 29, 2002	By:	/s/ Frederick M. Gonzalez Frederick M. Gonzalez Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
1	Preferred Shares Rights Agreement dated as of July 15, 1998 and as amended March 2, 2001, between Polycom, Inc. and Fleet Bank, N.A. F/K/A BankBoston N.A., including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights Attached thereto as Exhibits A, B and C, respectively. (1)
2	Amended and Restated Certificate of Incorporation of Polycom, Inc.
3	Amended and Restated Bylaws of Polycom, Inc.(2)

(1)
Incorporated herein by reference to Exhibit 1 to the Registrant's Amendment to Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on March 2, 2001.

(2)
Incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

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EXPLANATORY NOTE
SIGNATURE
EXHIBIT INDEX